Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference of our firm under the caption “Experts” in the Registration Statement (Form S-3) and related Prospectus of Energy Transfer Partners, L.P. for the registration of 15,883,234 common units representing limited partner interests and to the incorporation by reference of our report dated December 5, 2003, with respect to the combined financial statements of Energy Transfer Company as of August 31, 2003 and for the eleven month period then ended, our report dated July 17, 2003 with respect to the consolidated financial statements of Aquila Gas Pipeline Corporation and Subsidiaries as of September 30, 2002 and the nine month period then ended and the year ended December 31, 2001, and our report dated July 13, 2003 with respect to the consolidated financial statements of Oasis Pipe Line Company and Subsidiaries as of December 27, 2002 and the period then ended as included in Energy Transfer Partners, L.P.’s Annual Report (Form 10-K) for the year ended August 31, 2004, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

San Antonio, Texas
January 25, 2005